As filed with the Securities and Exchange Commission on September 15, 2022

Registration No. 333-263476

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VWF Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	6036	88-1256373
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

976 South Shannon Street
Van Wert, Ohio 45891
(419) 238-9662
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark K. Schumm
President and Chief Executive Officer
VWF Bancorp, Inc.
976 South Shannon Street
Van Wert, Ohio 45891
(419) 238-9662
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Kip A. Weissman, Esq. Victor L. Cangelosi, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2028

Approximate date of commencement of proposed sale to the public: Not applicable.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ⌧	Smaller reporting company ⌧
Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act:  ☐

Sale to the Public Concluded July 13, 2022.

EXPLANATORY NOTE

The purpose of this Post-Effective Amendment No. 1 is to deregister 986,576 shares of the 2,909,500 shares of common stock, $0.01 par value per share, of VWF Bancorp, Inc. (the “Registrant”) registered pursuant to the Registrant’s Registration Statement on Form S-1, as amended (the “Form S-1”), as declared effective on May 13, 2022.  The remaining 1,922,924 shares of common stock have been offered and sold in accordance with and as described in the Prospectus dated May 13, 2022, as filed pursuant to Securities Act Rule 424(b) on May 23, 2022 (the “Prospectus”).  The Registrant has determined that no further shares of common stock will be offered and sold by it pursuant to the Prospectus.  The Registrant, therefore, requests deregistration of the 986,576 unissued and unsold shares of common stock registered pursuant to the Form S-1 as soon as practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Wert, State of Ohio, on September 15, 2022.

VWF BANCORP, INC.

/s/ Mark K. Schumm
Mark K. Schumm President and Chief Executive Officer (Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark K. Schumm Mark K. Schumm	President and Chief Executive Officer (Principal Executive Officer)	September 15, 2022

/s/ Kylee Moody * Kylee Moody	Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	September 15, 2022

/s/ Gary L. Clay * Gary L. Clay	Chairman of the Board	September 15, 2022

/s/ Jon Bagley * Jon Bagley	Director	September 15, 2022

/s/ Charles F. Koch * Charles F. Koch	Director	September 15, 2022

/s/ Michael Keysor * Michael Keysor	Director	September 15, 2022

/s/ Thomas Turnwald * Thomas Turnwald	Director	September 15, 2022

*  Pursuant to Power of Attorney dated March 11, 2022.